Exhibit 99.1

PowerSecure Announces $10 Million of Smart Grid Power System and LED Lighting Awards

Wake Forest, N.C. – February 15, 2011 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $10 million of new awards for its Interactive Distributed Generation® (IDG®) smart grid power systems, and LED lighting products. The new IDG System awards total $7 million, and include installations for a broad base of customers, including hospitals, municipal water systems, educational facilities, and retailers. The new LED lighting awards total $3 million, and consist primarily of an order from a major U.S. retailer to begin retrofitting refrigerated cases with EfficientLights® energy saving fixtures. This is the Company’s first order from this retailer.

Of the $10 million of new business, $8 million relates to turnkey product sales of IDG Systems and LED lighting products. The Company expects this $8 million of turnkey revenue will be recognized primarily during the first three quarters of 2011. The remaining $2 million of new business relates to recurring revenue contracts for IDG systems. These systems are expected to be installed during the first half of 2011, and the revenues are expected to be recognized over a fifteen year period.

Sidney Hinton, CEO of PowerSecure, said, “We are pleased to announce these new business awards for our IDG Systems and LED lighting products. We are excited to announce that a new major retailer has started installing our EfficientLights lighting in their stores, and we are very eager to prove the strong value our product can bring to their operations. In addition, our new IDG System sales include a nice combination of turnkey and recurring revenue business, with installations for a wide range of customers.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

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